UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2017
THE AES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	011-12291	54-11263725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 522-1315
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On May 15, 2017, The AES Corporation (the “Company”) announced that it is marketing a new $525 million credit facility (the “New Senior Secured Credit Facility”), which will take the form of a senior secured term B loan. The proceeds of the New Senior Secured Credit Facility will be used by the Company to refinance its existing 6.75% Term Convertible Trust Securities due 2029 (the “Term Trust Convertible Securities”) and for general corporate purposes. The refinancing of the Term Trust Convertible Securities and the borrowing of the loans under the New Senior Secured Credit Facility represents a total leverage neutral transaction, which the Company expects will generate substantial annual interest savings and maintain liquidity.
The establishment and borrowing of the New Senior Secured Credit Facility is subject to market and other conditions and is anticipated to close in the second quarter of 2017. However, there can be no assurance that the Company will be able to successfully establish the New Senior Secured Credit Facility or the borrow the loans thereunder, on the terms described above, or at all.
This report does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.
About the Company
The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 17 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 19,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2016 revenues were $14 billion and we own and manage $36 billion in total assets. To learn more, please visit www.aes.com. Follow the Company on Twitter @TheAESCorp.
Safe Harbor Disclosure
This report contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute the Company’s current expectations based on reasonable assumptions. Actual results could differ materially from those projected in the Company’s forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in the Tender Offer Materials related to the Tender Offers and the Company’s filings with the SEC, including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7 “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in the Company’s 2016 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read the Company’s filings to learn more about the risk factors associated with the Company’s business. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Any Stockholder who desires a copy of the Company’s 2016 Annual Report on Form 10-K filed on or about February 27, 2017 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
By:	/s/ Zafar A. Hasan
Name: Zafar A. Hasan
Title: Vice President, Chief Corporate Counsel
Date: May 15, 2017